                                                                  EXHIBIT (3)(A)

                             DISTRIBUTION AGREEMENT

         THIS AGREEMENT, entered into as of this 15th day of September, 1995, is among FIRST SUNAMERICA LIFE INSURANCE COMPANY ("First SunAmerica"), a life insurance company organized under the laws of the State of New York, on behalf of itself and FS VARIABLE ANNUITY ACCOUNT TWO ("Separate Account"), a separate account established by First SunAmerica pursuant to the insurance laws of the State of New York, and VISTA BROKER-DEALER SERVICES ("Distributor"), a corporation organized under the laws of the State of Maryland.

                                   WITNESSETH:

         WHEREAS, First SunAmerica intends to issue certain flexible payment deferred annuity contracts under the name "Vista Capital Advantage" (the "Contracts") which will permit allocation of premium payments and contract value to the Separate Account and/or First SunAmerica's general account ("Fixed Account Options"); and

         WHEREAS, First SunAmerica, by resolution adopted on May 24, 1994, established the Separate Account on its books of account, for the purpose of supporting variable benefits under the Contracts; and

         WHEREAS, the Separate Account will invest in an investment company ("Trust") which will be managed by The Chase Manhattan Bank, N.A. ("Chase");

         WHEREAS, the Separate Account has been registered with the Securities and Exchange Commission ("Commission") as a unit investment trust under the Investment Company Act of 1940 ("1940 Act") (File No. 811-8624); and

         WHEREAS, two registration statements for the Contracts, one on Form N-4 relating to the Separate Account and one on Form S-1 relating to the Fixed Account Options (collectively, the "Registration Statements"), have been filed with the Commission under the Securities Act of 1933 (the "1933 Act") (File Nos. 33-81470 and 33-81474, respectively); and

         WHEREAS, the two Registration Statements include the same prospectus, and the same definitive form of the prospectus will be used from time to time to offer both the Separate Account and the Fixed Account Options under the Contracts (herein, the "Prospectus"); and

         WHEREAS, the Distributor, a broker-dealer registered under the Securities Exchange Act of 1934 (the "1934 Act") and a member of the National Association of Securities Dealers, Inc. ("NASD"), proposes to act as distributor on an agency basis in the marketing and distribution of the Contracts;

         NOW THEREFORE, in consideration of the foregoing, and of the mutual covenants and conditions set forth herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, First SunAmerica, the Separate Account and Distributor hereby agree as follows:

         1.       Authorization of Distributor

                  (a) The Distributor will serve as distributor on an agency basis for the Contracts. This authorization is exclusive until this Agreement is terminated or the authorization is otherwise terminated pursuant to an amendment hereto. The Distributor represents that it will actively engage in its duties under this Agreement on a continuous basis while the Registration Statements (or any other registration statements filed and declared effective in lieu thereof) for the Contracts are effective, consistent with its business and relationship with Chase pursuant to the Omnibus Agreement described in Section 14 hereof, and subject to applicable material market and


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                  regulatory conditions and any other restrictions that may
                  become applicable to its activities. First SunAmerica reserves the right at any time to suspend or limit the public offering of the Contracts, upon written notice to Distributor.

                  (b) It is understood that Distributor has no present intention of engaging in sales of the Contracts on a retail basis (although it reserves the right to do so), and intends to restrict its distribution activities to wholesaling activities, and in that regard will recruit and recommend for appointment by First SunAmerica duly registered broker-dealers and licensed insurance agents (together, "Selling Broker-Dealers") to sell the Contracts on a retail basis directly to purchasers, subject to the provisions of this Agreement and a selling agreement to be entered into between First SunAmerica, Distributor and such Selling Broker-Dealer. Distributor will provide information and marketing assistance to Selling Broker-Dealers. Distributor shall use its reasonable best efforts to enter into selling agreements for the Contracts with those persons currently selling the Vista family of mutual funds.

                  (c) For so long as the Contracts are still being publicly offered, First SunAmerica will use its reasonable best efforts to assure that the Contracts are continuously registered under the 1933 Act and, should it ever be required, under state securities laws, and will use reasonable efforts to ensure that the Contracts are approved under state insurance laws when and where necessary so that the Contracts may be offered continuously in the state of New York. First SunAmerica shall provide internal marketing support for Distributor's wholesaling efforts appropriate for the Contracts, including providing wholesaler training, advanced markets and retirement plan support, sales ideas, competitive information and other market research, and illustrative software.

         2. Authorization of Selling Broker-Dealers. First SunAmerica and the Distributor shall enter into selling agreements ("Selling Agreements") with Selling Broker-Dealers, which shall be broker-dealers registered under the 1934 Act and authorized by applicable state insurance law to sell variable annuity contracts. Selling Agreements shall contain the written representations of Selling Broker-Dealers that all individuals who offer and sell the Contracts pursuant to the Selling Agreements on behalf of such Selling Broker-Dealers are duly registered representatives of such Broker-Dealers and are fully licensed as insurance agents under applicable state insurance laws. First SunAmerica alone shall be responsible for appointing Selling Broker-Dealers and all persons selling the Contracts on their behalf in accordance with applicable state insurance law, it being understood that First SunAmerica may refuse to appoint a person or to pay appointment fees with respect to the appointment of a person, to the extent consistent with First SunAmerica's internal policies applicable to all persons selling its products. Distributor shall have no responsibility in this regard. First SunAmerica alone shall be responsible for communicating to all Selling Broker-Dealers and their personnel, all policies and procedures applicable to them as such appointed agents of First SunAmerica.

         3. Distributor's Compliance with Applicable Law. Distributor shall be responsible for its compliance, in connection with its duties as distributor of the Contracts under this Agreement, with the requirements of: (a) the 1934 Act; (b) any state securities laws to the extent broker-dealer registration requirements imposed thereby are applicable to it in performing such duties; (c) NASD filing requirements with respect to any advertisements and sales literature for the Contracts, regardless of which person prepared such material; and (d) all applicable state insurance laws and


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         regulations relating to licensed insurance agents, it being understood that a person associated with Distributor, rather than Distributor itself, may hold a corporate insurance agent's license in certain states in which the performance of such duties requires an insurance agent's license. Without limiting the foregoing, Distributor shall be responsible for ensuring that all individuals associated with Distributor who are offering and selling the Contracts on its behalf are licensed as insurance agents under applicable state insurance laws. First SunAmerica shall appoint and maintain the appointment of Distributor as necessary or appropriate for Distributor to engage in the offer and sale of the Contracts during the term of this Agreement, and in that regard shall appoint any individuals associated with Distributor and designated by Distributor as agents acting on its behalf, provided, however, that First SunAmerica reserves the right to refuse to appoint any such person, consistent with its duties and responsibilities under applicable insurance law. First SunAmerica shall be responsible for the payment of all fees and the making of all filings required to effect such appointments during the term of this Agreement. Distributor shall conduct its affairs in accordance with the Rules of Fair Practice of the NASD.

         4.       Representations and Warranties

                  (a) First SunAmerica represents and warrants to Distributor on the effective date of this Agreement that:

                           (1) First SunAmerica is validly existing as a corporation in good standing under the laws of the state of New York with power (corporate or otherwise) to own its properties and conduct its business in the manner described in the Registration Statements, is duly qualified to transact the business of a life insurance company and to issue variable annuity products, and is in good standing, in the state of New York.

                           (2) The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action by First SunAmerica, and when so executed and delivered this Agreement shall be the valid and binding obligation of First SunAmerica enforceable in accordance with its terms.

                           (3) Consummation of the transactions contemplated by this Agreement, and the fulfillment of the terms of this Agreement, will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of First SunAmerica, or any indenture, agreement, mortgage, deed of trust, or other instrument to which First SunAmerica is a party or by which it is bound, or violate any law, or, to the best of First SunAmerica's knowledge, any order, rule or regulation applicable to First SunAmerica of any court or of any federal or State regulatory body, administrative agency or any other governmental instrumentality having jurisdiction over First SunAmerica or any of its properties.

                  (b) First SunAmerica further represents and warrants to Distributor, on the effective date of each Registration Statement for the Contracts, that:

                           (1) First SunAmerica has filed with the Commission all statements, notices, and other documents required for registration of the Contracts, the Separate Account and the Fixed


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                           Account Option under the provisions of the 1933 Act
                           and the 1940 Act and regulations thereunder; and, in particular, but not by way of limitation, has filed as exhibits thereto, all contracts or documents of First SunAmerica relating to the Contracts or the Separate Account or Fixed Account Option which are required to be filed as exhibits thereto by the 1933 Act or the 1940 Act or regulations thereunder. Notwithstanding the foregoing, the parties recognize that this Agreement, in the form in which it is executed, has not been filed with the Registration Statement (an earlier form having been so filed) and it is the intention of First SunAmerica to file a form of this Agreement with the first post-effective amendment to the Registration Statement.

                           (2) First SunAmerica has obtained all necessary orders of exemption or approval from the Commission to permit the distribution of the Contracts pursuant to this Agreement and to permit the establishment and operation of the Separate Account as contemplated in the Registration Statements, and such orders apply to Distributor, as principal underwriter for the Contracts and for the Separate Account.

                           (3) Each Registration Statement has been declared effective by the Commission or has become effective in accordance with applicable regulations. First SunAmerica has not received any notice from the Commission with respect to either Registration Statement pursuant to Section 8(e) of the 1940 Act, and no stop order under the 1933 Act has been issued, and no proceeding therefor has been instituted or threatened by the Commission.

                           (4) Each Registration Statement complies in all material respects with applicable provisions of the 1933 Act and the 1940 Act and regulations thereunder, and no Registration Statement contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made; provided, however, that none of the representations and warranties in this Section 5 shall apply to statements or omissions from a Registration Statement made in reliance upon and in conformity with information furnished to First SunAmerica by Distributor expressly for use therein.

                           (5) The Contracts have been duly and validly authorized and, when issued and delivered against payment therefor, will be duly and validly issued and will conform in all material respects to the description of such Contracts in the Registration Statement.

                           (6) The Separate Account has been duly established by First SunAmerica and conforms to the description thereof in the Registration Statement.

                           (7) The form of the Contracts have been or prior to commencement of sale will be duly approved to the extent required by the New York insurance commission or otherwise have been cleared for the sale of the Contracts in such state.


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                           (8) The Contracts and the Separate Account have been
                           duly registered with each state securities commission, agency or other governmental body charged with the regulation of securities (herein, "securities commission") to the extent required by such state, except where failure to effect such registration would not have a material adverse effect on the marketing of the Contracts.

                           (9) No other consent, approval, authorization or order of any court or governmental authority or agency is required for the issuance or sale of the Contracts, the establishment or operation of the Separate Account, or for the consummation of the transactions contemplated by this Agreement, that has not been obtained, except where the failure to obtain such consent, approval or authorization would not have a material adverse effect on the marketing of the Contracts.

                  (c) Distributor represents and warrants to First SunAmerica that:

                           (1) Distributor is validly existing as a corporation in good standing under the laws of the State of Maryland, with power (corporate or other) to own its properties and conduct its business as a broker-dealer in securities and has been duly qualified for the transaction of such business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification;

                           (2) Distributor is registered as a broker-dealer with all federal and state authorities with which such registration is required to carry out its obligations as contemplated by this Agreement, and either Distributor or an associated person thereof is licensed as an insurance agent with all state authorities with whom such licensing is required for Distributor to carry out its obligations as contemplated by this Agreement;

                           (3) The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action by Distributor, and when so executed and delivered, this Agreement shall be the valid and binding obligation of Distributor enforceable in accordance with its terms.

                           (4) Consummation of the transactions contemplated by this Agreement, and the fulfillment of the terms of this Agreement, will not conflict with, result in any breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or by-laws of Distributor, or any indenture, agreement, mortgage, deed of trust, or other instrument to which Distributor is a party or by which Distributor is bound, or violate any law, or, to the best of Distributor's knowledge, any order, rule or regulation applicable to Distributor of any court or of any federal or State regulatory body, administrative agency or any other governmental instrumentality having jurisdiction over Distributor or any of its properties; and

                           (5) There are no material legal or governmental proceedings pending to which Distributor is a party or of which any property of Distributor is the subject which, if determined adversely to Distributor, would individually or in the aggregate have a material adverse effect on the financial position, surplus or operations of Distributor.

                           (6) To the extent that any statements or omissions made in any Registration Statement for the Contracts, or any amendment or supplement thereto, are made in reliance upon and in conformity with information furnished to First SunAmerica by Distributor expressly for use therein, such information shall conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and, with respect to the presentation of such information, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

         5.       Undertakings of First SunAmerica

                  (a) For so long as the Contracts are being publicly offered, First SunAmerica shall use its best efforts to maintain the registration of the Contracts, the Fixed Account Option and the Separate Account with the Commission and to maintain any registrations and approvals of the Contracts, the Fixed Account Option and the Separate Account with any securities or insurance commission or agency of any state whose securities or insurance laws require registration or approval of the Contracts, the Fixed Account Option or the Separate Account for purposes of the distribution contemplated by this Agreement (except where failure to effect or maintain such registration with a state would not have a material adverse effect on the marketing of the Contracts), such efforts to include, without limitation, best efforts to prevent a stop order from being issued by the Commission or any such state commission or, if a stop order has been issued, to cause such stop order to be withdrawn.

                  (b) First SunAmerica shall take all action required to cause the Separate Account to comply, and to continue to comply, with the provisions of the 1940 Act and regulations and exemptions thereunder applicable to the Separate Account as a registered investment company classified as a unit investment trust and a separate account under the 1940 Act, and shall not take any action unilaterally, in its capacity as depositor for the Separate Account, that would cause Distributor to be in violation of the 1940 Act.

                  (c) First SunAmerica shall provide Distributor with a preliminary draft of any amendment to a Registration Statement, supplement to the Prospectus, exemptive application or no-action request to be filed with the Commission in connection with the Contracts, the Fixed Account Option and/or the Separate Account. First SunAmerica shall provide Distributor with a reasonable opportunity to review and comment on any such draft before any such material is filed with the Commission. First SunAmerica shall furnish Distributor with copies of any such material or amendment thereto, as filed with the Commission, promptly after the filing thereof, and any Commission communication or order with respect thereto, promptly after receipt thereof. First SunAmerica shall maintain and keep on file in its principal executive


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                  office any file memoranda or any supplemental materials
                  referred to in any such Registration Statement, Prospectus, exemptive application and no-action request and shall, as necessary, amend such memoranda or materials and shall provide or otherwise make available copies of such memoranda and materials to the Distributor.

                  (d) First SunAmerica shall provide Distributor access to such records, officers and employees of First SunAmerica at reasonable times as Distributor may request is necessary to enable Distributor to fulfill its obligation, as the underwriter under the 1933 Act for the Contracts and as principal underwriter for the Separate Account under the 1940 Act, to perform due diligence and to use reasonable care.

                  (e) First SunAmerica shall timely file each post-effective amendment to a Registration Statement, Prospectus, Rule 24f-2 notice, annual report on Form N-SAR, and all other reports, notices, statements, and amendments required to be filed by or for First SunAmerica and/or the Separate Account with the Commission under the 1933 Act, the 1934 Act and/or the 1940 Act or any applicable regulations, and shall pay all filing or registration fees payable in connection therewith. To the extent there occurs an event or development (including, without limitation, a change of applicable law, regulation or administrative interpretation), which in First SunAmerica's reasonable judgment warrants an amendment to either the Registration Statement or a supplement to the Prospectus, First SunAmerica shall endeavor to prepare, subject to the Distributor's right to review such material provided in
                  Section 5(c), and file such amendment or supplement with the Commission with all deliberate speed.

         6.       Notification of Material Developments

                  (a) First SunAmerica and Distributor each agree to notify the other in writing upon (i) being apprised of the institution of any proceeding, investigation or hearing involving the offer or sale of the Contracts, (ii) the happening of any material event, if known by such notifying party, which makes untrue any statement made in a Registration Statement or which requires the making of a change therein in order to make any statement made therein not materially misleading; or (iii) upon becoming aware that any Prospectus, sales literature or other printed matter or material used in marketing and distributing any Contract contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made therein, in light of the circumstances in which they were made, not misleading.

                  (b) In addition, First SunAmerica shall notify the Distributor immediately or in any event as soon as possible under the following circumstances:

                           (1) Of any request by the Commission for any amendment to a Registration Statement, for any supplement to the Prospectus, or for additional information relating to the Contracts;

                           (2) Of the issuance by the Commission of any stop order with respect to a Registration Statement or any amendment thereto, or the initiation of any proceedings for that purpose or for any other purpose relating to the registration and/or offering of the Contracts;

                           (3) Of any loss or suspension of the approval of the Contracts or distribution thereof by an insurance commission of any state, any loss or suspension of First SunAmerica's certificate of authority to do business or to issue variable annuity products in any state.

         7. Books and Records. With respect to the issuance and servicing of the Contracts, and execution of transactions thereunder carried out by First SunAmerica (or a person acting pursuant to its authorization), First SunAmerica shall keep records and books relating thereto in a manner and form prescribed by and in accordance with Rules 17a-3 and 17a-4 under the 1934 Act as are required to be maintained by Distributor as a registered broker-dealer acting as distributor for the Contracts. First SunAmerica acknowledges that it shall maintain such records and books on behalf of Distributor and shall make such records and books of account available for inspection by the Commission. Distributor shall have the right to inspect and make copies of such records and books of account at any time on demand.

         8.       Authorized Marketing Materials

                  (a) Subsequent to having been notified by First SunAmerica to commence offers and sales of the Contracts, the Distributor, in connection with its distribution activities hereunder, will utilize no Prospectus purporting to meet the requirements of
                  Section 10(a) of the 1933 Act other than the one so designated by First SunAmerica. As to other types of sales material used in connection with its distribution activities, the Distributor agrees that it will use, and pursuant to Selling Agreements will require Selling Broker-Dealers to use, only sales materials as have been authorized in writing for use by First SunAmerica, and which have been filed by Distributor with the NASD, and approved where necessary or required. For purposes of this Agreement, the phrase "sales material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), Registration Statements, Prospectuses, Statements of Additional Information, shareholder reports, and proxy materials.

                  (b) The Distributor will not distribute any Prospectus, sales material, or any other printed matter or material in the marketing and distribution of any Contract if, to the knowledge of the Distributor, any of the foregoing contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made therein, in the light of the circumstances with which they were made, not misleading.

         9. Compensation. The Distributor, as distributor of the Contracts, shall not be entitled to any remuneration from First SunAmerica or its affiliates.

         10. Remittance of Premium Payments. All premium payments collected on the sale of the Contracts by the Distributor, if any, shall be transmitted to First SunAmerica for immediate allocation to the Separate Account and/or Fixed Account Option in accordance with the directions furnished by the purchasers of such Contracts.

         11. Termination. This Agreement will terminate automatically upon its assignment to any person. This Agreement shall terminate, without the payment of any penalty by any party:

                  (a) at the option of First SunAmerica, upon 60 days' advance written notice to the Distributor; or

                  (b) at the option of the Distributor upon 60 days' advance written notice to First SunAmerica; or

                  (c) at the option of First SunAmerica upon written notice of such termination to the Distributor, if formal proceedings against the Distributor involving the offer or sale of the Contracts by the NASD or by the Commission are instituted; or

                  (d) at the option of the Distributor upon written notice of such termination to First SunAmerica, if formal proceedings against First SunAmerica by a state insurance regulatory agency initiating seizure or with respect to the Contracts are instituted; or

                  (e) at the option of either party if the offering and sale of the Contracts is terminated or if the Omnibus Agreement defined in Section 14 hereof is terminated; or

                  (f) at the option of either party upon written notice of such termination to the other parties, if any other party or any representative thereof at any time (i) in connection with the offer or sale of the Contracts (A) employs any device, scheme, or artifice to defraud; (B) makes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; or
                  (C) engages in any act, practice, or course of business which operates or would operate as a fraud or deceit upon any person; or (ii) breaches its representations or warranties under this Agreement.

         12. Notice. Each notice required by this Agreement shall be given in writing and shall be deemed to have been given if delivered personally, given by facsimile or mailed by registered or certified mail (return receipt requested) or by Federal Express or other overnight delivery as follows:

                  if to First SunAmerica or the Separate Account:

                                    c/o SunAmerica Inc.
                                    1 SunAmerica Center
                                    Century City
                                    Los Angeles, California  90067-6022
                                    Attention:  James W. Rowan
                                                       Vice President

                  with a copy to:

                                    SunAmerica Inc.
                                    1 SunAmerica Center
                                    Century City
                                    Los Angeles, California  90067-6022
                                    Attention:  Susan L. Harris
                                                       Vice President, General
                                                       Counsel - Corporate
                                                       Affairs and Secretary

                  if to Distributor:

                                    Vista Broker-Dealer Services, Inc.
                                    125 W. 55th Street
                                    New York, New York  10019
                                    Attention:  President

                  with a copy to:

                                    Vista Broker-Dealer Services, Inc.
                                    11th Floor

                                    125 West 55th Street
                                    New York, New York  10019
                                    Attention: Paul Costagliola
                                                      Vice President

         13.      Indemnification

                  (a) First SunAmerica shall indemnify and hold harmless Distributor and its affiliates and each of their respective directors and officers and each person, if any, who controls Distributor and its affiliates against any and all losses, claims, damages, liabilities or litigation (including legal and other expenses), arising out of activities undertaken pursuant to this Agreement, to which Distributor and its affiliates or such directors, officers or controlling persons may become subject, under any statute, at common law, or otherwise, which (i) may be based upon any wrongful act or breach of this Agreement by First SunAmerica, or any of its employees or representatives (other than any insurance agents appointed pursuant to this Agreement or a Selling Agreement), any affiliate of or any person acting on behalf of First SunAmerica; (ii) may be based upon a breach of the warranties made by First SunAmerica set forth in this Agreement; or (iii) may be based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statements, Prospectus or Statement of Additional Information for the Contracts or any other written sales material prepared exclusively by First SunAmerica which is utilized by the Distributor in connection with the sale of Contracts or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (but not if such untrue statement or alleged untrue statement or omission or alleged omission was made in conformity with information furnished to First SunAmerica by Distributor specifically for use therein), provided, however, that in no case is First SunAmerica's indemnity in favor of a director or officer or any other person deemed to protect such director or officer or other person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his or her duties or by reason of his or her reckless disregard of obligations and duties under this Agreement.

                  (b) Distributor shall indemnify and hold harmless First SunAmerica and its affiliates and each of their respective directors and officers and each person, if any, who controls First SunAmerica against any and all losses, claims, damages, liabilities or litigation (including legal and other expenses) arising out of activities undertaken pursuant to this Agreement, to which First SunAmerica or its affiliates, or such directors, officers or controlling person may become subject, under any statute, at common law, or otherwise, which
                  (i) may be based upon any wrongful act or breach of this Agreement by Distributor or any of its employees or representatives any affiliate or any person acting on behalf of Distributor; (ii) may be based upon a breach of the warranties made by Distributor set forth in this Agreement; or
                  (iii) may be based on an untrue statement or alleged untrue statement of a material fact contained in the Registration Statements, Prospectus or Statement of Additional Information for the Contracts or any other written sales material utilized in connection with the sale of the Contracts or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (but only to the extent such untrue statement or alleged untrue statement or omission or alleged omission was made in conformity with information furnished to First SunAmerica by Distributor specifically for use therein); provided, however, that in no case is Distributor's indemnity in favor of a director or officer or any other person deemed to protect such director or officer or other person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his or her duties or by reason of his or her reckless disregard of obligations and duties under this Agreement.

                  (c) The indemnification provision of this Section 13 shall survive any termination of this Agreement.

         14. Omnibus Agreement. As between First SunAmerica and Distributor, this Agreement, together with a certain letter agreement dated as of even date herewith between First SunAmerica and Distributor, constitutes the entire agreement, verbal and written, of the parties insofar as this Agreement is in furtherance of discharging their respective obligations under that certain agreement dated February 28, 1995 by and among First SunAmerica, Chase, Distributor and First SunAmerica Life Insurance Company ("Omnibus Agreement").
         As between First SunAmerica and Distributor, accordingly, this Agreement supersedes and annuls all other agreements between the parties relating to the distribution of the Contracts except for the Selling Agreements described in Section 2 hereinabove, the letter agreement referred to herein and the Omnibus Agreement.

         15. Amendments. This Agreement may be amended from time to time by the mutual agreement and consent of the undersigned parties; provided that such amendment shall not affect the rights of existing Contract Owners, and that such amendment must be in writing and duly executed.

         16. No Third Party Beneficiary. None of the provisions of this Agreement shall inure to the benefit of any person other than the parties hereto or their respective successors, or be deemed to create any rights, benefits or privileges in favor of any person except the parties hereto.

         17. No Agency Created Hereby. Except to the extent their duties under this Agreement otherwise require, none of the provisions of this Agreement shall be deemed to designate or appoint any party hereto as the agent of any other party or to authorize or empower any party hereto to act for or to create or incur any obligations on behalf of any other party.

         18. Counterparts. This Agreement may be executed and delivered in any one or more counterparts, and each such counterpart so delivered and bearing the original signature of a party hereto shall be binding as to such party, and all counterparts shall together constitute one original and the same instrument.

         19. Interpretation. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of California and shall be interpreted in such a manner as to be effective and valid under the laws of the State of California. If any provision of this Agreement shall be deemed to be prohibited by law or invalid, such provision shall be ineffective only to the extent of the prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         20. Waiver. The waiver by one party of the performance in observance of any covenant or condition to be performed or observed by any other hereunder shall not invalidate this Agreement, nor constitute a waiver by such party of any other covenant or condition to be performed or observed by any other hereunder. The exercise by any party hereto of any right, privilege or remedy provided by this Agreement shall not constitute a waiver by such party of any other covenant or condition to be performed or observed by any other party under this Agreement. The exercise by any party hereto of any right, privilege or remedy provided by this Agreement or otherwise by law shall not exclude the exercise of any other right, privilege or remedy.

         IN WITNESS WHEREOF, the undersigned parties have caused this Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested on the date first stated above.

                                                     FIRST SUNAMERICA LIFE
                                                     INSURANCE COMPANY

                                                     By:
                                                        ----------------------

                                                     FS VARIABLE ANNUITY
                                                     ACCOUNT TWO

                                                     By: FIRST SUNAMERICA LIFE
                                                         INSURANCE COMPANY

                                                     By:
                                                        ----------------------

                                                     VISTA BROKER-DEALER
                                                     SERVICES, INC.

                                                     By:
                                                        ----------------------